The Autumn Run Apartments                                        April 12, 1996
Naperville, Illinois                                                     Page 1

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME: ................  Autumn Run Apartments

LOCATION OF PROPERTY: .........  1627 Country Lakes Drive, Naperville, DuPage
                                 County, Illinois

PURPOSE OF THE APPRAISAL: .....  To estimate the Market Value of the subject.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  As Vacant -- To develop for multi-family use.

                                 As Improved -- Considered to be that of the existing improvements.

SITE DATA AND ZONING: .........  The subject parcel is irregular in shape and contains approximately 22.61 acres of land zoned R-4 Residential PUD by the City of Naperville.

IMPROVEMENT DATA: .............  The subject consists of 320 units totaling
                                 245,708 square feet of net rentable area.
                                 The structural improvements consist of 22 residential buildings and an office and clubhouse building. Exterior finish consists of wood siding and brick veneer, pitched roofs and concrete slab foundations. The improvements were completed in 1986. Additional amenities include two swimming pools, two tennis courts, racquet ball court, sauna, volleyball pit, asphalt parking areas, concrete walkways and landscaping.

TENANT DATA: ..................  The Autumn Run Apartments cater primarily to adults and families employed in the
                                 surrounding area. Leases are typically
                                 signed for 12-month terms. The subject is 92% occupied as of the date of inspection. (Historical occupancy has typically been above 95%.)

DATE OF VALUE ESTIMATE: .......  March 19, 1996





        Koeppel Tener Real Estate Services, Inc., Valuation Division

The Autumn Run Apartments                                        April 12, 1996
Naperville, Illinois                                                     Page 2



              SUMMARY OF SALIENT FACTS AND CONCLUSIONS (CONTINUED)

SUMMARY OF STABILIZED PRO FORMA:

                                               TOTALS        PER UNIT
                                           -------------    -----------
     Potential Gross Income ............     $2,924,239        $9,138
     Vacancy & Credit Loss  ............       (146,212)         (457)
     Employee Discounts  ...............        (12,840)          (40)
                                           -------------    -----------
     Effective Gross Income ............     $2,765,187        $8,641
     Operating Expenses  ...............      1,299,479         4,061
                                           -------------    -----------
     Net Operating Income  .............     $1,465,708        $4,580


VALUE CONCLUSIONS

     The Income Capitalization Approach: ........     $17,250,000
     The Sales Comparison Approach:  ............     $17,200,000
     FINAL VALUE ESTIMATE: ......................     $17,250,000






        Koeppel Tener Real Estate Services, Inc., Valuation Division

              [Koeppel Tener Real Estate Services, Inc. Letterhead]


                                                                January 4, 1996
Mr. Kevin Cox
Paine Webber Real Estate Securities, Inc.
1285 Avenue of the Americas
19th Floor
New York, New York 10019

Reference: Cooper's Pointe Apartments located at 2225 Greenridge Road,
           North Charleston, Charleston County, South Carolina

Dear Mr. Cox:

Pursuant to your request, we have completed an appraisal of the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of December 13, 1995.

The subject property consists of 14.48 acres of land improved with a 192 unit apartment complex that was developed in 1986. The property contains one and two bedroom floor plans situated within 12 residential buildings. The subject property contains approximately 160,968 rentable square feet of living area, which suggests an average unit size of 838 square feet. Additional amenities and site improvements include a clubhouse/leasing building, laundry facility, swimming pool, two tennis courts, jacuzzi, paved surface parking, concrete walkways, and landscaping.

The scope of the appraisal included an inspection of the subject and an analysis of the surrounding market. Primary emphasis was placed on the Income Capitalization Approach to value with secondary support coming from the value derived within the Sales Comparison Approach.

This appraisal has been prepared in conformance with and is subject to the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation. In addition, it is our opinion that this report complies with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA). Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of this report which further identify the scope and use of this appraisal.

              [Koeppel Tener Real Estate Services, Inc. Letterhead]

Mr. Kevin Cox                                                 January 4, 1996
Paine Webber Real Estate Securities, Inc.                              Page 2


The analyses, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached appraisal report. Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 13, 1995, is:

                  FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                 ($5,500,000)

Please call upon us for any questions you may have regarding the appraisal. It has been a pleasure to be of service to you.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

By: Steven J. Goldberg, MAI                   By: John M. Hayden
    Senior Vice President                         Senior Appraiser

Copper Mill Apartments                                         December 7, 1995
Richmond, Virginia                                                       Page 1

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME: ................  Copper Mill Apartments

LOCATION OF PROPERTY: .........  3400 Copper Mill Trace, Richmond, Henrico
                                 County, Virginia

PURPOSE OF THE APPRAISAL: .....  To estimate the market value of the subject property.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  As Vacant -- To develop for multi-family use.

                                 As Improved -- Considered to be that of the existing improvements.

SITE DATA AND ZONING: .........  An irregularly shaped parcel that contains approximately 13.355 acres of land zoned
                                 R5-C general residential by Henrico County.

IMPROVEMENT DATA: .............  The subject consists of 192 units totaling
                                 158,568 square feet of net rentable area.
                                 The structural improvements consist of 12 residential buildings and an office/clubhouse building. Exterior finish consists of wood siding, pitched roofs, and concrete slab foundations. The improvements were completed in 1987. Additional amenities include a swimming pool, tennis court, lake, jogging path, asphalt parking areas, concrete walkways, and landscaping.

TENANT DATA: ..................  The Copper Mill Apartments cater primarily to adults and families employed in the
                                 surrounding area. Leases are typically
                                 signed for between six and 12-month terms.
                                 The subject is reportedly 97% occupied as of the date of inspection.

DATE OF VALUE ESTIMATE: .......  November 20, 1995






        Koeppel Tener Real Estate Services, Inc., Valuation Division

Copper Mill Apartments                                         December 7, 1995
Richmond, Virginia                                                       Page 2




              SUMMARY OF SALIENT FACTS AND CONCLUSIONS (CONTINUED)

SUMMARY OF STABILIZED PRO FORMA:

                                          TOTALS        PER UNIT
                                       ------------    ----------
     Potential Gross Income ........   $1,590,396       $8,283
     Vacancy & Credit Loss  ........      (79,520)        (414)
                                       ----------       ------
     Effective Gross Income ........   $1,510,876       $7,869
     Operating Expenses  ...........      637,547        3,320
                                       ----------       ------
     Net Operating Income  .........   $  873,329       $4,549


VALUE CONCLUSIONS

     The Sales Comparison Approach:  ............   $10,000,000
     The Income Capitalization Approach: ........   $ 9,700,000
     FINAL VALUE ESTIMATE: ......................   $ 9,700,000






        Koeppel Tener Real Estate Services, Inc., Valuation Division

                                                             November 2, 1995
                                                                       Page 1

HAMPTON GREENS APARTMENTS
DALLAS, TEXAS


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME:                     Hampton Greens Apartments

LOCATION OF PROPERTY:              10911 Woodmeadow Parkway, Dallas, Dallas
                                   County, Texas

PURPOSE OF THE APPRAISAL:          To estimate the market value of the subject.

PROPERTY RIGHTS APPRAISED:         Fee Simple Estate

HIGHEST AND BEST USE:              As Vacant - Multifamily residential
                                   development when the market recovers
                                   sufficiently to warrant new construction.

                                   As Improved - Considered to be that of the existing improvements.

SITE DATA AND ZONING:              The subject parcel is irregular shaped and
                                   contains approximately 9.0 acres of land zoned MF-2 (A) by the City of Dallas.

IMPROVEMENT DATA:                  The subject consists of 309 apartment units
                                   totaling 216,498 square feet of net rentable area. The structural improvements consist of 12 residential buildings and a clubhouse/leasing building. Exterior finish consists of brick veneer and wood siding with pitched composition roofs all built on concrete slab foundations. The improvements were completed in 1985. Additional amenities and site improvements include two weight rooms, two laundry rooms, swimming pool, hot tub, two storage/maintenance buildings, concrete-paved surface parking, concrete walkways, and landscaping.

TENANT DATA:                       The Hampton Greens Apartments caters
                                   primarily to adults employed in the metro
                                   Dallas area. Leases are typically signed for seven, nine or twelve-month terms. The subject is reportedly 94% occupied as of the date of appraisal.

DATE OF VALUE ESTIMATE:            October 25, 1995

           Koeppel Tener Real Estate Services, Inc., Appraisal Division

                                                             November 2, 1995
                                                                       Page 2

HAMPTON GREENS APARTMENTS
DALLAS, TEXAS


             SUMMARY OF SALIENT FACTS AND CONCLUSIONS (Continued)

SUMMARY OF STABILIZED PRO FORMA:

                                         Totals          Per Apartment
                                         ------          -------------
          Potential Gross Income       $1,771,661           $5,733
          Vacancy & Credit Loss           124,016              401
                                       ----------           ------
          Effective Gross Income       $1,647,645           $5,332
          Operating Expenses              868,252            2,810
                                       ----------           ------
          Net Operating Income         $  779,393           $2,522
          Capitalization Rate               10.0%

VALUE CONCLUSIONS

The Cost Approach:                    N/A

The Income Capitalization Approach:   $7,800,000

The Sales Comparison Approach:        $8,300,000

FINAL VALUE ESTIMATE:                 $7,800,000

           Koeppel Tener Real Estate Services Inc., Appraisal Division

                                                            November 30, 1995
                                                                       Page 1

PLANTATION CREEK APARTMENTS
ATLANTA, GEORGIA


                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME:                       Plantation Creek Apartments

LOCATION OF PROPERTY:                6925 Roswell Road, Unincorporated Fulton
                                     County, Atlanta, Georgia

PURPOSE OF THE APPRAISAL:            To estimate the market value of the
                                     subject.

PROPERTY RIGHTS APPRAISED:           Fee Simple Estate

HIGHEST AND BEST USE:                As Vacant - To develop for multifamily use.

                                     As Improved - Considered to be that of the existing improvements.

SITE DATA AND ZONING:                The subject parcel is highly irregular in
                                     shape contains approximately 35.02 acres of land within the A- Medium Density
                                     Apartment zoning district.

IMPROVEMENT DATA:                    The subject consists of 484 units totaling
                                     550,360 square feet of net rentable area.
                                     The structural improvements consist of
                                     35 residential buildings and an
                                     office/clubhouse building. Exterior finish consists of textured plywood siding, pitched roofs, and concrete slab foundations. The improvements were completed in 1976 and 1978. Additional amenities include a swimming pool, tennis courts, picnic areas, asphalt parking areas, concrete walkways, and landscaping.

TENANT DATA:                         Plantation Creek Apartments cater
                                     primarily to adults and families employed in the surrounding area. Leases are typically signed for six to 12-month terms.
                                     The subject is  97% occupied.

DATE OF VALUE ESTIMATE:              November 30, 1995

           Koeppel Tener Real Estate Services, Inc., Valuation Division

                                                            November 30, 1995
                                                                       Page 2

PLANTATION CREEK APARTMENTS
ATLANTA, GEORGIA


             SUMMARY OF SALIENT FACTS AND CONCLUSIONS (Continued)

SUMMARY OF STABILIZED PRO FORMA:

                                            Totals            Per Unit
                                          ----------          --------
                Potential Gross Income    $4,223,103           $8,725
                Vacancy & Credit Loss      (211,155)             (436)
                                          ----------          --------
                Effective Gross Income    $4,011,948           $8,289
                Operating Expenses         1,737,213            3,589
                                          ----------          --------
                Net Operating Income      $2,274,734           $4,700

VALUE CONCLUSIONS

The Sales Comparison Approach:       $21,700,000

The Income Capitalization Approach:  $21,700,000

FINAL VALUE ESTIMATE:                $21,700,000

           Koeppel Tener Real Estate Services, Inc., Valuation Division

Promontory Point Apartments                                    October 17, 1995
Austin, Texas                                                            Page 1

                        SUMMARY OF IMPORTANT CONCLUSIONS

EFFECTIVE DATE OF EVALUATION: .  October 17, 1995

PROPERTY NAME: ................  Promontory Point Apartments

PROPERTY ADDRESS: .............  2250 Ridgepoint, Austin, Travis County,
                                 Texas

PROPERTY LOCATION: ............  North side of Ridgepoint just east of East
                                 Anderson Lane.

PURPOSE OF THE REPORT: ........  To estimate the market value of the subject property.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple

SITE SIZE: ....................  The subject site contains a total of 9.1213 acres.

IMPROVEMENTS: .................  The subject property is improved with a 252 unit apartment complex. The improvements consist of 19 two- and three-story apartment buildings which contain a total of 183,600 net rentable square feet. Additional improvements include a leasing office/clubhouse building. The improvements were constructed in 1984 and are composed of wood frame construction. Site improvements and property amenities include a swimming pool, asphalt-paved parking areas, concrete walkways and landscaping.

HIGHEST AND BEST USE: .........  As Vacant: Multifamily development

                                 As Improved: Current use of the existing improvements.

ZONING: .......................  MF-3, medium density multifamily

REAL ESTATE TAXES 1995: .......  $189,991; $754 per unit or $1.03 per square foot




        Koeppel Tener Real Estate Services, Inc., Valuation Division

Promontory Point Apartments                                    October 17, 1995
Austin, Texas                                                            Page 2


                  SUMMARY OF IMPORTANT CONCLUSIONS (CONTINUED)

SUMMARY OF STABILIZED PRO FORMA:

                                             TOTALS        PER APARTMENT
                                         ------------    ---------------
     Potential Gross Income ..........     $1,856,225         $ 7,366
     Vacancy & Credit Loss  ..........       (111,373)            442
                                         ------------    ---------------
     Effective Gross Income ..........     $1,744,852         $ 6,924
     Operating Expenses  .............       (835,834)          3,317
                                         ------------    ---------------
     Net Operating Income  ...........     $  909,018         $ 3,607
     Capitalization Rate  ............           9.75%


VALUE CONCLUSIONS

The Cost Approach: .......................     N/A
The Sales Comparison Approach:  ..........     $9,200,000 ($36,508 per unit)
The Income Capitalization Approach: ......     $9,300,000
FINAL VALUE ESTIMATE: ....................     $9,300,000




        Koeppel Tener Real Estate Services, Inc., Valuation Division

Stoney Creek Apartments                                        November 3, 1995
Dallas, Texas                                                            Page 1


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME: ................  Stoney Creek Apartments

LOCATION OF PROPERTY: .........  11333 Amanda Lane, Dallas, Dallas County,
                                 Texas.

PURPOSE OF THE APPRAISAL: .....  To estimate the market value of the subject.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  As Vacant -- Multifamily residential development when the market recovers
                                 sufficiently to warrant new development.

                                 As Improved -- Considered to be that of the existing improvements.

SITE DATA AND ZONING: .........  The subject parcel is irregular in shape and contains approximately 14.7557 acres of land zoned MF-1(A) and NO(A) by the City of Dallas.

IMPROVEMENT DATA: .............  The subject consists of 364 apartment units totaling 276,296 square feet of net rentable area. The structural improvements consist of 18 residential buildings and an on-site management/leasing office. Exterior finish consists of brick veneer and wood siding. The improvements were completed in 1983. Additional amenities and site improvements include a laundry facility, 2 swimming pools, paved surface parking areas, concrete walkways, and landscaping.

TENANT DATA: ..................  The Stoney Creek Apartments cater primarily to adults employed in the metro Dallas area.
                                 Leases are typically signed for six or
                                 12-month terms. The subject is reportedly
                                 93% occupied as of the date of appraisal.

DATE OF VALUE ESTIMATE: .......  October 25, 1995.

        Koeppel Tener Real Estate Services, Inc., Valuation Division

Stoney Creek Apartments                                        November 3, 1995
Dallas, Texas                                                            Page 2


             SUMMARY OF SALIENT FACTS AND CONCLUSIONS (CONTINUED)

SUMMARY OF STABILIZED PRO FORMA:

                                             TOTALS        PER APARTMENT
                                         ------------    ---------------
       Potential Gross Income ........     $2,201,193         $6,047
       Vacancy & Credit Loss  ........        154,084            426
                                         ------------    ---------------
       Effective Gross Income ........     $2,047,109         $5,624
       Operating Expenses  ...........      1,026,027          2,819
                                         ------------    ---------------
       Net Operating Income  .........     $1,021,082         $2,805
       Capitalization Rate  ..........           10.0%


VALUE CONCLUSIONS

       The Cost Approach: .....................     N/A
       The Income Capitalization Approach: ....     $10,200,000
       The Sales Comparison Approach:  ........     $10,800,000
       FINAL VALUE ESTIMATE: ..................     $10,200,000




        Koeppel Tener Real Estate Services, Inc., Valuation Division

Wood Creek Apartments                                          November 9, 1995
Mesa, Arizona                                                            Page 1

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME: ................  Wood Creek Apartments

PROPERTY ADDRESS: .............  1710 South Gilbert Road, Mesa, Arizona

DATE OF VALUE: ................  October 12, 1995

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  As Vacant -- Future residential development

                                 As Improved -- Continued use as rental
                                 housing

ZONING DATA: ..................  R-3 (Multiple Residence District)

SITE AREA: ....................  19.375 acres (843,975 sq.ft.)

DESCRIPTION OF IMPROVEMENTS: ..  39 individual, 2-story, garden-style apartment buildings containing a total of 432 units, built in 1985. The complex contains (256) 1-bedroom/1-bathroom units,
                                 (48) 2-bedroom/1 1/3 bathroom units and
                                 (128) 2-bedroom/2-bathroom units. Amenities include clubhouse/leasing center, exercise room, mens and womens saunas, 3 tennis courts and four swimming pools with spas.

OCCUPANCY: ....................  As of 10/7/95, 405 of 432 units (93.75%)

VALUE CONCLUSIONS

   Sales Comparison Approach: .............   $17,700,000 ($41,000 per unit)
   The Income Capitalization Approach: ....   $17,500,000 (9.50% O.A.R.)
   FINAL VALUE ESTIMATE: ..................   $17,500,000




        Koeppel Tener Real Estate Services, Inc., Valuation Division